                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT


                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JANUARY 30, 1998

                           CoreStates Financial Corp
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


        Pennsylvania                  0-6879                23-1899716
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        (STATE OR OTHER             (COMMISSION           (IRS EMPLOYEE
        JURISDICTION OF             FILE NUMBER)          IDENTIFICATION NO.)
        INCORPORATION)

                    Centre Square West, 1500 Market Street
               Philadelphia, Pennsylvania                        19101
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          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)             (ZIP CODE)


          REGISTRANT'S TELEPHONE, INCLUDING AREA CODE: (215) 973-7488
                                                       --------------


________________________________________________________________________________
        (FORMER NAME AND FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)
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ITEM 5.   OTHER EVENTS.
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     On January 23, 1998, Judge Stephen E. Levin of the Court of Common Pleas of
Philadelphia County, Pennsylvania issued an order in the consolidated amended action filed by four shareholders challenging the proposed merger between CoreStates Financial Corp ("CoreStates") and First Union Corporation (the "Merger"). In the order, the court dismissed the plaintiffs' class action claim with prejudice on the grounds that shareholders lack standing to assert a direct claim for breach of fiduciary duty against CoreStates' directors. In addition, the court stayed the plaintiffs' other claim, a derivative claim purportedly brought on behalf of CoreStates. According to the order the stay will be maintained during the period required for CoreStates' Board of Directors to consider the plaintiffs' demand that CoreStates pursue the claim on its own behalf. It is a condition to consummation of the Merger that no order, decree or injunction of any court of competent jurisdiction shall be in effect that enjoins, prohibits or makes illegal consummation of the Merger.

     On January 20, 1998, the Compensation Committee (the "Committee") of CoreStates amended the CoreStates Financial Corp Amended and Restated Long-Term Incentive Plan (1997) (the "Plan") to provide that, with regard to stock option grants made during the period of the pendency of the Merger (i.e., from November 17, 1997, through the effective date of the Merger) section 18 of the Plan, being that section of the Plan which would otherwise provide for the acceleration of vesting upon a "change in control" of CoreStates, shall be deleted; provided, however, that this amendment shall be effective only to the extent that the Merger remains pending or is consummated.

     Also on January 20, 1998, the Committee resolved that with regard to any restricted stock awards made during the period of the pendency of the Merger (i.e., from November 17, 1997 through the effective date of the Merger) any such restricted stock awards shall not be subject to acceleration of vesting upon a "change in control" of CoreStates; provided, however, that this restriction shall be effective only to the extent that the Merger remains pending or is consummated.

     Additionally on January 20, 1998, the Committee granted options for the following number of shares to Terrence A. Larsen, Charles L. Coltman III, Charles P. Connolly, Jr. and P. Susan Perrotty: 75,583; 32,271; 27,774; 14,794.

Grants totaling options for 203,082 shares were made to the 29 other
CoreStates officers who have termination of employment agreements with CoreStates which provide for the payment of certain severance and other benefits upon termination of employment. The exercise price in each case is $78.9375 per share, the closing price of CoreStates common stock on January 20, 1998. The options become exercisable on January 20, 1999. Options have typically been granted under the Plan in January or February of each year.

     Further on January 20, 1998, the Committee made the following restricted stock awards to Terrence A. Larsen, Charles L. Coltman III, Charles P. Connolly, Jr., and P. Susan Perrotty: 11,908; 5,954; 5,954; 4,763,

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No restricted stock awards were made to the 29 other CoreStates officers who have termination of employment agreements with CoreStates as described above. 50% of the awards will vest on June 30, 1998 and 50% will vest on January 1, 1999. Based on the closing price on January 20, 1998 ($78.9375), the value of such restricted stock awards to Messrs. Larsen, Coltman and Connolly and Ms. Perrotty would be $940,000, $470,000, $470,000, and $376,000, respectively. The restricted stock awards to senior executives were the product of an independent review of senior executive compensation which began in 1997 and which concluded that there was a gap between such senior executive compensation and the median senior executive compensation of a peer group of bank holding companies.



                                   SIGNATURE
                                   ---------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              CORESTATES FINANCIAL CORP
                                      (Registrant)



Dated: January 30, 1998             By:   /s/ David T. Walker
                                          -------------------------
                                          David T. Walker
                                          Senior Vice President



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